Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-25277, 333-40307, 333-32318, 333-41348, 333-53776, 333-57378, 333-73982, 333-100837, 333-109627, 333-113200, 333-119640, 333-125448, 333-128098, 333-133564, 333-138387, 333-139835, 333-149375, and 333-147034 on Form S-8 of our reports dated June 24, 2008, relating to the financial statements and financial statement schedule of NetApp, Inc. (formerly “Network Appliance, Inc.”), and its subsidiaries (collectively, the “Company) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 and Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended April 25, 2008.
/s/  DELOITTE & TOUCHE LLP
San Jose, California
June 24, 2008